CECO ENVIRONMENTAL REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

Strong Fourth Quarter Results Capstone High Growth, Transformational Full Year 2022

Company Raises Full Year 2023 Outlook Off Record Backlog Levels

DALLAS (March 6, 2023) -- CECO Environmental Corp. (Nasdaq: CECO) ("CECO"), a leading environmentally focused, diversified industrial company whose solutions protect people, the environment, and industrial equipment, today reported its financial results for the fourth quarter and full year results of 2022.

Highlights for the Quarter(1)

•
Orders of $150.5 million, up 66 percent; Backlog of $311.7 million, up 46 percent
•
Revenue of $116.4 million, up 24 percent
•
Net income of $8.3 million, up $7.1 million; non-GAAP net income of $7.4 million, up $4.0 million
•
GAAP EPS (diluted) of $0.24, up $0.21; non-GAAP EPS (diluted) of $0.21, up $0.11
•
Adjusted EBITDA of $13.0 million, up 38 percent
•
Free cash flow of $9.0 million, up $6.8 million with 69% conversion from EBITDA

Highlights for the Year(1)

•
Orders of $526.6 million, up 46 percent
•
Revenue of $422.6 million, up 30 percent
•
Net income of $17.4 million, up $16.0 million; non-GAAP net income of $25.9 million, up $16.1 million
•
GAAP EPS (diluted) of $0.50, up $0.46; non-GAAP EPS (diluted) of $0.74, up $0.46
•
Adjusted EBITDA of $42.2 million, up 65 percent
•
Free cash flow of $27.2 million, up $15.9 million with 64% conversion from EBITDA

(1) All comparisons are versus the comparable prior year period, unless otherwise stated.

Reconciliations of GAAP (reported) to non-GAAP measures are in the attached financial tables.

“We finished the year by delivering excellent results in the fourth quarter, highlighted by the second highest orders level in our company’s history and exiting the year with record backlog. I am especially pleased with the balance we continue to see across our portfolio as well as the fact that our orders and sales growth is accompanied by strong operating margin expansion and free cash flow generation,” said CECO Chief Executive Officer, Todd Gleason.

Fourth quarter operating income was $8.4 million, up $3.1 million or 58 percent when compared to $5.3 million in the fourth quarter 2021. On an adjusted basis, non-GAAP operating income was $11.0 million, up $3.3 million or 43 percent when compared to $7.7 million in the fourth quarter of 2021. Net income was $8.3 million in the quarter, up $7.1 million compared to $1.2 million in the fourth quarter 2021. Non-GAAP net income was $7.4 million, up $4.0 million compared to $3.4 million in the fourth quarter 2021. Adjusted EBITDA of $13.0 million, reflecting a margin of 11.2 percent, was up 38 percent compared to $9.4 million in the fourth quarter 2021. Free cash flow in the quarter was $9.0 million, up $6.8 million compared to $2.2 million in the fourth quarter of 2021. The Company repurchased $0.5 million of shares in the fourth quarter as part of the previously announced $20 million share repurchase program.

Full year operating income was $22.2 million, up $12.3 million or 124 percent when compared to $9.9 million in 2021. On an adjusted basis, non-GAAP operating income was $34.8 million, up $15.7 million or 82 percent when compared to $19.1 million in 2021. Net income was $17.4 million in the year, up $16.0 million compared to $1.4 million in 2021. Non-GAAP net income was $25.9 million, up $16.1 million compared to $9.8 million in 2021. Adjusted EBITDA of $42.2 million, reflecting a margin of 10.0 percent, was up 65 percent compared to $25.6 million in 2021. Free cash flow was $27.2 million, up $15.9 million compared to $11.3 million in 2021. The Company repurchased $7.0 million of shares in 2022 as part of the previously announced $20 million share repurchase program.

“Throughout the year we delivered outstanding results. Each quarter our teams drove strong growth in orders, revenue and income. We had our two largest bookings quarters in company history which yielded record backlog as we exited 2022. These tremendous organic growth results were bolstered by our programmatic M&A transactions which will add significant strategic capabilities to our industrial air, industrial water and energy transition programs. Additionally, we repurchased $7 million of shares in the year which reflects our steady capital allocation focus,” added Gleason.

Company Financial Outlook: Raises Full Year 2023 Outlook

The Company raises the top-end of the full year adjusted EBITDA range from $45 million to $48 million to a new range of between $45 and $50 million, up approximately 13 percent at the midpoint year over year. The Company also raises its full year 2023 revenue range from $450 to $475 million to a new range of $460 to $485 million, up approximately 13 percent at the midpoint year over year.

"We are in excellent position to deliver another year with strong top-line and bottom-line growth. We enter 2023 with a record backlog, robust commercial programs to maintain a large sales pipeline, stronger operating excellence initiatives to drive margin expansion and our programmatic M&A process sourcing strategic and accretive transactions. We are excited to deliver another tremendous year for our customers, partners and shareholders,” concluded Gleason.

EARNINGS CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the fourth quarter and full year 2022 financial results. Please visit the Investor Relations portion of the website (www.cecoenviro.com) to listen to the call via webcast. The conference call may also be accessed by dialing 888-346-4547 (Toll-Free) within the U.S., or +1-412-317-5251 (Toll-Required) outside the U.S.

A replay of the conference call will be available on the Company’s website for a period of one year. The replay may also be accessed by dialing 877-344-7529 (Toll-Free) within the U.S., or +1-412-317-0088 (Toll-Required) outside the U.S. and entering access code 3422414.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading environmentally focused, diversified industrial company, serving the broad landscape of industrial air, industrial water and energy transition markets globally providing innovative solutions and application expertise. CECO helps companies grow their business with safe, clean, and more efficient solutions that help protect people, the environment and industrial equipment. CECO solutions improve air and water quality, optimize emissions management, and increase energy efficiency for highly-engineered applications in power generation, midstream and downstream hydrocarbon processing and transport, electric vehicle production, polysilicon fabrication, semiconductor and electronics, battery production and recycling, specialty metals and steel production, beverage can, and water/wastewater treatment and a wide range of other industrial end markets. CECO is listed on Nasdaq under the ticker symbol "CECO." Incorporated in 1966, CECO’s global headquarters is in Dallas, Texas. For more information, please visit www.cecoenviro.com.

Company Contact:

Peter Johansson

Chief Financial and Strategy Officer
888-990-6670

investor.relations@onececo.com

Investor Relations Contact:

Steven Hooser or Gary Guyton

Three Part Advisors, LLC

214-872-2710

investor.relations@onececo.com

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
(dollars in thousands, except share data)	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$45,522	$29,902
Restricted cash	1,063	2,093
Accounts receivable, net	83,086	74,991
Costs and estimated earnings in excess of billings on uncompleted contracts	71,016	51,429
Inventories, net	26,526	17,052
Prepaid expenses and other current assets	12,174	10,760
Prepaid income taxes	1,271	2,784
Total current assets	240,658	189,011
Property, plant and equipment, net	20,828	15,948
Right-of-use assets from operating leases	11,373	10,893
Goodwill	183,197	161,183
Intangible assets – finite life, net	35,251	25,841
Intangible assets – indefinite life	9,508	9,629
Deferred income taxes	829	505
Deferred charges and other assets	3,077	3,187
Total assets	$504,721	$416,197
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$3,579	$2,203
Accounts payable and accrued expenses	107,198	84,081
Billings in excess of costs and estimated earnings on uncompleted contracts	32,716	28,908
Income taxes payable	3,207	1,493
Total current liabilities	146,700	116,685
Other liabilities	15,129	14,826
Debt, less current portion	107,625	61,577
Deferred income tax liability, net	8,666	8,390
Operating lease liabilities	8,453	8,762
Total liabilities	286,573	210,240
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 34,381,668 and 35,028,197 shares issued and outstanding at December 31, 2022 and 2021, respectively	344	350
Capital in excess of par value	250,174	252,989
Accumulated loss	(19,298)	(36,715)
Accumulated other comprehensive loss	(17,996)	(12,070)
Total CECO shareholders’ equity	213,224	204,554
Noncontrolling interest	4,924	1,403
Total shareholders' equity	218,148	205,957
Total liabilities and shareholders’ equity	$504,721	$416,197

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three months ended December 31,		Year ended December 31,
(dollars in thousands, except share and per share data)	2022	2021	2022	2021
Net sales	$116,402	$93,589	$422,627	$324,140
Cost of sales	78,706	65,054	294,402	223,218
Gross profit	37,696	28,535	128,225	100,922
Selling and administrative expenses	26,667	20,903	93,473	81,797
Amortization and earnout expenses	1,870	1,940	6,809	7,789
Acquisition and integration expenses	721	461	4,546	818
Executive transition expenses	—	—	1,161	29
Restructuring expenses (income)	—	(23)	75	632
Income from operations	8,438	5,254	22,161	9,857
Other income (expense), net	4,193	(1,076)	6,947	(2,231)
Interest expense	(1,930)	(800)	(5,419)	(2,952)
Income before income taxes	10,701	3,378	23,689	4,674
Income tax expense	2,139	1,878	5,426	2,691
Net income	8,562	1,500	18,263	1,983
Noncontrolling interest	(267)	(298)	(846)	(557)
Net income attributable to CECO Environmental Corp.	$8,295	$1,202	$17,417	$1,426
Income per share:
Basic	$0.24	$0.03	$0.50	$0.04
Diluted	$0.24	$0.03	$0.50	$0.04
Weighted average number of common shares outstanding:
Basic	34,318,526	35,399,724	34,672,007	35,345,785
Diluted	34,919,398	35,537,136	35,005,159	35,594,779

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
(dollars in thousands)	2022	2021
Cash flows from operating activities:
Net income	$18,263	$1,983
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,614	9,853
Unrealized foreign currency (gain) loss	(1,284)	2,047
Fair value adjustments to earnout liabilities	(229)	704
Earnout payments	(1,007)	(587)
Loss (gain) on sale of property and equipment	10	(83)
Amortization of debt discount	371	404
Share based compensation expense	3,895	3,335
Bad debt expense	1,340	688
Inventory reserve expense	140	82
Deferred income tax (benefit) expense	(39)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(6,751)	(13,165)
Cost and estimated earnings of billings on uncompleted contracts	(16,851)	(7,007)
Inventories	(6,023)	(203)
Prepaid expenses and other current assets	37	5,911
Deferred charges and other assets	2,478	300
Accounts payable and accrued expenses	22,536	440
Billings in excess of costs and estimated earnings on uncompleted contracts	4,405	8,431
Income taxes payable	1,424	1,047
Other liabilities	(3,680)	(882)
Net cash provided by operating activities	29,649	13,298
Cash flows from investing activities:
Acquisitions of property and equipment	(3,376)	(2,616)
Net proceeds from sale of assets	19	533
Cash paid for acquisitions, net of cash acquired	(44,900)	—
Net cash used in investing activities	(48,257)	(2,083)
Cash flows from financing activities:
Borrowings on revolving credit lines	75,200	51,400
Repayments on revolving credit lines	(35,900)	(57,100)
Borrowings of long-term debt	11,000	—
Repayments of long-term debt	(3,120)	(2,738)
Repayments of notes payable	(500)	—
Deferred financing fees paid	(130)	(801)
Payments on capital leases and sale-leaseback financing liability	(600)	(603)
Earnout payments	—	(823)
Proceeds from employee stock purchase plan and exercise of stock options	671	230
Distributions to non-controlling interest	(1,425)	(107)
Common stock repurchases	(7,020)	(5,014)
Net cash provided by (used in) financing activities	38,176	(15,556)
Effect of exchange rate changes on cash and cash equivalents	(4,978)	(1,475)
Net increase (decrease) in cash, cash equivalents and restricted cash	14,590	(5,816)
Cash, cash equivalents and restricted cash at beginning of year	31,995	37,811
Cash, cash equivalents and restricted cash at end of year	$46,585	$31,995
Cash paid (received) during the period for:
Interest	$5,007	$2,146
Income taxes	$5,378	$(2,570)

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three months ended December 31,		Year ended December 31,
(in millions, except ratios)	2022	2021	2022	2021
Operating income as reported in accordance with GAAP	$8.4	$5.3	$22.2	$9.9
Operating margin in accordance with GAAP	7.2%	5.7%	5.3%	3.1%
Amortization and earnout expenses	1.9	1.9	6.8	7.8
Acquisition and integration expenses	0.7	0.5	4.5	0.8
Executive transition expenses	—	—	1.2	—
Restructuring expenses	—	—	0.1	0.6
Non-GAAP operating income	$11.0	$7.7	$34.8	$19.1
Non-GAAP operating margin	9.5%	8.2%	8.2%	5.9%

	Three months ended December 31,		Year ended December 31,
(in millions, except share data)	2022	2021	2022	2021
Net income as reported in accordance with GAAP	$8.3	$1.2	$17.4	$1.4
Amortization and earnout expenses	1.9	1.9	6.8	7.8
Acquisition and integration expenses	0.7	0.5	4.5	0.8
Executive transition expenses	—	—	1.2	—
Restructuring expenses	—	—	0.1	0.6
Foreign currency remeasurement	(3.8)	0.5	(1.3)	2.0
Tax benefit expense of adjustments	0.3	(0.7)	(2.8)	(2.8)
Non-GAAP net income	$7.4	$3.4	$25.9	$9.8
Depreciation	1.0	0.8	3.6	3.2
Non-cash stock compensation	1.0	0.9	3.9	3.3
Other (income) expense	(0.4)	0.6	(5.6)	0.2
Interest expense	1.9	0.8	5.4	3.0
Income tax expense	1.8	2.6	8.2	5.5
Noncontrolling interest	0.3	0.3	0.8	0.6
Adjusted EBITDA	$13.0	$9.4	$42.2	$25.6

Earnings per share:
Basic	$0.24	$0.03	$0.50	$0.04
Diluted	$0.24	$0.03	$0.50	$0.04

Non-GAAP net income per share:
Basic	$0.22	$0.10	$0.75	$0.28
Diluted	$0.21	$0.10	$0.74	$0.28

	Three months ended December 31,		Year ended December 31,
(in millions, except ratios)	2022	2021	2022	2021
Net cash provided by operating activities	$10.0	$3.1	$29.6	$13.3
Earnout payments (within operating activities)	—	—	1.0	0.6
Acquisitions of property and equipment	(1.0)	(0.9)	(3.4)	(2.6)
Free cash flow	$9.0	$2.2	$27.2	$11.3

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as we believe that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to better compare the Company's results over multiple periods. Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP. Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow stated in the tables above are reconciled to the most directly comparable GAAP financial measures.

Non-GAAP measures presented on a forward-looking basis were not reconciled to the comparable GAAP financial measures because the reconciliation could not be performed without unreasonable efforts. The GAAP measures are not accessible on a forward-looking basis because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. The unavailable information could have a significant impact on our GAAP financial results.

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and may be included in subsequently filed Quarterly Reports on Form 10-Q, and include, but are not limited to: the sensitivity of our business to economic and financial market conditions generally and economic conditions in our service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; the effect of growth on our infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation as a result of on-going or worsening supply chain challenges; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges, and rising energy costs; inflationary pressures relating to rising raw material costs and the cost of labor; the substantial amount of debt incurred in connection with our strategic transactions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; our ability to repurchase shares of our common stock and the amounts and timing of repurchases, if any; our ability to successfully realize the expected benefits of our restructuring program; our ability to successfully integrate acquired businesses and realize the synergies from strategic transactions; and the unpredictability and severity of catastrophic events, including cyber security threats, acts of terrorism or outbreak of war or hostilities or public health crises, as well as management’s response to any of the aforementioned factors. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.